SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 20, 2007

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           0-7246                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

           of Incorporation)                                    File Number)                                Identification No.)

120 Genesis Boulevard, Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

____________________no change_______________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K previously filed by Petroleum Development Corporation (the "Company") with the Securities and Exchange Commission on February 20, 2007, to include information that was inadvertently omitted.  The second table in the original filing did not include the number of restricted stock shares awarded to each of the Company's identified executive officers.  The original Form 8-K is being filed in its entirety with the only amendment being to include the previously omitted data.  No other amendments to this filing have been made.

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 19, 2007, the Compensation Committee of the Board of Directors of Petroleum Development Corporation (the "Company") finalized the annual base salaries (effective as of January 1, 2007) and the Long-Term Incentive Plan for 2007 for the Company's current executive officers after a review of performance and competitive market data. The following table sets forth the previous and new annual base salary levels of the Company's Named Executive Officers:

NAME AND POSITION	YEAR	BASE SALARY
Steven R. Williams Chairman and Chief Executive Officer	2007 2006	$370,000 $345,000
Thomas E. Riley President	2007 2006	$292,500 $272,000
Eric R. Stearns Executive Vice President	2007 2006	$271,500 $251,000
Richard McCullough Chief Financial Officer	2007	$235,000
Darwin L. Stump Chief Accounting Officer	2007 2006	$220,500 $220,500

The Compensation Committee of Petroleum Development Corporation has established 2007 grants for the executive officers of the Company (the Participants).  The grants are being awarded  pursuant to the terms of the Petroleum Development Corporation 2004 Long-Term Equity Compensation Plan that was approved by the shareholders of the Company at the June 11, 2004 Annual Meeting, and with additional qualifications set forth in the Petroleum Development Corporation 2007 Long-Term Incentive Program included in this filing as Exhibit 10.1.

Awards will include time vesting shares of restricted stock (Shares), and performance vesting shares of restricted stock (Performance Shares).  The Shares are scheduled to vest for the Participant over a four year period in equal annual installments of 25% of the total award on each successive anniversary of the grant date which was February 20, 2007.  The Performance Shares may vest in part or in whole on December 31 of 2009, 2010, and 2011 if the average closing price of the Company's common stock during the preceding December exceeds a specified price.  A complete description of the target price and other terms is included in Exhibit 10.1

Participant	Executive Position	Shares	Performance Shares
Steven R. Williams	Chairman and CEO	8,484	14,683
Thomas E. Riley	President	6,669	7,694
Eric R. Stearns	Executive VP	5,976	6,895
Darwin L. Stump	CAO	3,640	2,700

Other restrictions and conditions of the grants include:

  Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or the Participant's legal representative.
  The Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until vested.  All rights with respect to the Awards granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or the Participant's legal representative.
  Performance Shares not vested at December 31, 2011 shall be forfeited.
  Participants will not have voting rights for non-vested restricted stock.
  Participants will not be entitled to receive dividends for stock that has not vested.
  Vesting of any unvested Awards will be accelerated in the event of termination of employment resulting from the death or disability of the Participant.
  Termination of employment for any reason other than Death, Disability, by the Company for a reason other than Cause or by the Covered Employee for Good Reason will result in termination of the right of the Participant to any remaining, unvested rights to shares or options that have not yet vested.
  In the event of a "Change in Control" as defined in the plan:

a.    In the event of a Change in Control of the Company triggered by the sale of Shares, the sales price of a Share in the subject Change in Control shall be the Share Price for purposes of this Section

b.    In the event of a Change of Control triggered by an event other than the sale of Shares, the Share Price for purposes of this Section shall be determined in good faith by the Committee, in its sole discretion..

With respect to withholding required upon the exercise of Awards or upon the lapse of restrictions on Shares, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of company common stock  having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

10.1 Petroleum Development Corporation 2007 Long-Term Incentive Program

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date:       April 13, 2007

By:           /s/ Darwin L. Stump

                Darwin L. Stump

                Chief Accounting Officer